EXHIBIT 99.1
Investor Contact:
Erik Holznecht
Exact Sciences Corp.
investorrelations@exactsciences.com
608-535-8659

Media Contact:
Steph Spanos
Exact Sciences Corp.
sspanos@exactsciences.com
608-556-4380

For Immediate Release

Exact Sciences Announces Third-Quarter 2024 Results
Delivered record revenue and cash flow, improved adjusted EBITDA, advanced pipeline

Third quarter highlights

•Total third quarter revenue of $709 million, an increase of 13% on a reported and core revenue basis, including Screening revenue of $545 million and Precision Oncology revenue of $164 million
•Net loss was $38 million, adjusted EBITDA was $99 million, and adjusted EBITDA margin increased 500 basis points to 14%
•Operating cash flow was $139 million with free cash flow of $113 million
•Received FDA approval for the Cologuard Plus™ test, the Company's next-generation Cologuard® test
•Presented data showing potential of its blood-based colorectal cancer screening test, with sensitivities of 88% for colorectal cancer and 31% for advanced precancerous lesions at 90% specificity
•Secured acceptance from a peer reviewed journal for the first publication on the Oncodetect™ test, its molecular residual disease and recurrence monitoring test

MADISON, Wis., November 5, 2024 — Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the Company generated revenue of $709 million for the third quarter ended September 30, 2024, compared to $628 million for the same period of 2023.

“The Exact Sciences’ team is helping eradicate cancer while strengthening our platform and growing our business efficiently,” said Kevin Conroy, chairman and CEO. “During the third quarter, we delivered test results to more patients than ever before, improved profitability, and achieved key milestones in our pipeline of innovative cancer diagnostics. While we have made progress, our execution during the third quarter and updated outlook for the full year don’t reflect our full potential. We plan to accelerate growth in 2025, and our long-term outlook remains strong.”

Third-quarter 2024 financial results

For the three-month period ended September 30, 2024, as compared to the same period of 2023 (where applicable):

•Total revenue was $709 million, an increase of 13 percent on a reported and core revenue basis
•Screening revenue was $545 million, an increase of 15 percent
•Precision Oncology revenue was $164 million, an increase of 5 percent on a reported and core revenue basis
•Gross margin including amortization of acquired intangible assets was 69 percent, and non-GAAP gross margin excluding amortization of acquired intangible assets was 72 percent
•Other operating income was $3 million compared to $72 million, which included a gain related to the sale of the Oncotype DX Genomic Prostate Score Test in third-quarter 2023
•Net loss was $38 million, or $0.21 per basic and diluted share, a reduction of $39 million, or $0.21 per basic and diluted share
•Adjusted EBITDA was $99 million an increase of $42 million, and adjusted EBITDA margin was 14 percent, an increase of 500 basis points
•Operating cash flow was $139 million and free cash flow was $113 million, increases of $114 million and $113 million, respectively
•Cash, cash equivalents, and marketable securities were $1.02 billion at the end of the quarter

Screening primarily includes laboratory service revenue from Cologuard tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX and therapy selection tests.
Platform and pipeline advancements
The Company's ExactNexus™ technology platform allows Exact Sciences to connect electronically with patients, health systems, healthcare professionals, and payers. The digital tools and data embedded within the ExactNexus platform enable personalized customer experiences, creating a streamlined process for accessing information, enhancing patient engagement, and improving health outcomes. This approach contributed to strong growth in Cologuard test utilization among rescreen patients and within care gap programs during the third quarter.
Exact Sciences received FDA approval for the Cologuard Plus test, its next-generation Cologuard test. The Cologuard Plus test detects cancers and precancerous polyps with even greater sensitivity than the Cologuard test while reducing false positives by more than 30 percent. This advancement enhances the Company’s screening capabilities and reinforces its commitment to delivering high-quality, non-invasive options for patients. With the Cologuard Plus test, the Company expects to secure a higher price through an established Medicare pathway.
In the third quarter, the Company also presented data for its blood-based colorectal cancer screening test, showcasing a sensitivity of 88% for colorectal cancer and 31% for advanced precancerous lesions at 90% specificity. These results show the potential of the Company's novel marker panel to detect advanced precancerous lesions and cancers at an attractive cost profile. This innovation is expected to provide average-risk patients with another screening option, reinforcing the power of the Company’s unique scientific approach.
Exact Sciences secured acceptance from a peer-reviewed journal for its first publication on the Oncodetect test, its molecular residual disease and recurrence monitoring test. These data are currently under embargo and are expected to be shared in January 2025. With nearly 6 million cancer survivors in the U.S. who could benefit from residual and recurrent disease testing, the need is urgent - yet less than 5% are currently receiving the vital testing today. This recognition highlights the scientific rigor behind the product and positions the Oncodetect test as a leading solution for monitoring residual disease and cancer recurrence.
The Company also shared evidence supporting its blood-based multi-cancer screening test, assessing organ-specific performance of methylation and protein biomarkers in a prospectively collected cohort of samples from its ASCEND 2 study. The analysis indicated an overall sensitivity of 55% in cancers without standard-of-care screening options (excluding lung), and 64% in the six most aggressive cancers with the shortest survival rates, with a specificity of 98.5%. These findings highlight the potential clinical value of using multiple biomarkers to detect various cancer types, including the most aggressive and those without recommended screening options.
2024 outlook
The Company has updated its full-year 2024 revenue and adjusted EBITDA guidance:

	Prior guidance	November 5 update
Total revenue	$2.810 - $2.850 billion	$2.730 - $2.750 billion
Screening	$2.155 - $2.175 billion	$2.080 - $2.095 billion
Precision Oncology	$655 - $675 million	$650 - $655 million
Adjusted EBITDA	$335 - $355 million	$310 - $320 million

Third-quarter 2024 conference call & webcast
Company management will host a conference call and webcast on Tuesday, November 5, 2024, at 5 p.m. ET to discuss third-quarter 2024 results. The webcast will be available at exactsciences.com. Domestic callers should dial 888-330-2384 and international callers should dial +1-240-789-2701. The access code for both domestic and international callers is 4437608. A replay of the webcast will be available at exactsciences.com. The webcast, conference call, and replay are open to all interested parties.

Non-GAAP disclosure
In addition to the Company’s financial results determined in accordance with U.S. GAAP, the Company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The Company presents core revenue, non-GAAP gross margin, non-GAAP gross profit, adjusted EBITDA, adjusted EBITDA margin, adjusted cost of sales

(exclusive of amortization of acquired intangible assets), adjusted research and development expenses, adjusted sales and marketing expenses, adjusted general and administrative expenses, adjusted amortization of acquired intangible assets, adjusted impairment of long-lived assets, adjusted other operating income (loss), adjusted operating income (loss), and free cash flow. Core revenue is calculated to adjust for recent acquisitions and divestitures, COVID-19 testing revenue and foreign currency exchange rate fluctuations. To exclude the impact of change in foreign currency exchange rates from the prior period under comparison, the Company converts the current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates. The Company defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of acquisition-related intangible assets used in the calculation of non-GAAP gross profit and non-GAAP gross margin pertain only to the amortization associated with developed technology acquired and recorded through purchase accounting transactions. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. Adjusted EBITDA, adjusted cost of sales (exclusive of amortization of acquired intangible assets), adjusted research and development expenses, adjusted sales and marketing expenses, adjusted general and administrative expenses, adjusted amortization of acquired intangible assets, adjusted impairment of long-lived assets, adjusted other operating income (loss), and adjusted operating income (loss) consist of the applicable GAAP measure after adjustment for those items shown in the reconciliations below. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenue. The Company considers free cash flow to be a liquidity measure and is calculated as net cash used in or provided by operating activities, reduced by purchases of property, plant and equipment. Management believes that presentation of non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. The Company uses this non-GAAP financial information to establish budgets, manage the Company’s business, and set incentive and compensation arrangements. The Company believes free cash flow provides useful information to management and investors since it measures our ability to generate cash from business operations. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, non-GAAP gross margin and non-GAAP gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. Additionally, adjusted EBITDA and other adjusted operating result metrics exclude a number of expense items that are included in net loss. As a result, positive adjusted EBITDA or adjusted operating income may be achieved while a significant net loss persists. For a reconciliation of these non-GAAP measures to GAAP, see below “Reconciliation of Core Revenue”, “Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations”, “Adjusted EBITDA Reconciliations”, “Reconciliation of U.S. GAAP to Non-GAAP Measures”, and “Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow”. The Company presents certain forward-looking statements about the Company’s future financial performance that include non-GAAP measures. These non-GAAP measures include adjustments like stock-based compensation, acquisition and integration costs including gains and losses on contingent consideration, and other significant charges or gains that are difficult to predict for future periods because the nature of the adjustments pertain to events that have not yet occurred. Additionally management does not forecast many of the excluded items for internal use. Information reconciling forward-looking non-GAAP measures to U.S. GAAP measures is therefore not available without unreasonable effort, and is not provided. The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s GAAP results.

About the Cologuard® and Cologuard Plus™ tests:
Developed in collaboration with Mayo Clinic, the Cologuard and Cologuard Plus tests are non-invasive colorectal cancer (CRC) screening options for the 110 million U.S. adults ages 45 or older who are at average risk for the disease.
The Cologuard test revolutionized CRC screening by detecting specific DNA markers and blood associated with cancer and precancer in stool, allowing patients to use the test at home without special preparation or time off. It is covered by Medicare and included in national screening guidelines from both the American Cancer Society (2018) and the U.S. Preventive Services Task Force (2021). Since its launch in 2014, the Cologuard test has been used to screen for CRC 17 million times.
Building on this success, the FDA-approved Cologuard Plus test raises the performance bar even further and features novel biomarkers, improved laboratory processes, and enhanced sample stability. The Cologuard Plus test is expected to reduce false positives by more than 30%, to help minimize unnecessary follow-up colonoscopies. Both tests demonstrate Exact Sciences’ commitment to improving CRC screening access and outcomes. Exact Sciences expects to launch the Cologuard Plus test with Medicare coverage and guideline inclusion in 2025.
About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra® test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences gives patients and health care professionals the clarity needed to take life-changing action earlier. Building on the success of the Cologuard and Oncotype DX tests, Exact Sciences is investing in its pipeline to develop innovative solutions for use before, during, and after a cancer diagnosis. For more information, visit ExactSciences.com, follow Exact Sciences on X @ExactSciences, or find Exact Sciences on LinkedIn and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; expectations for development of new or improved products and services and their impacts on patients; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; our reliance upon certain suppliers, including suppliers that are the sole source of certain supplies and products used in our tests and operations; approval and maintenance of adequate reimbursement rates for our products and services within and outside of the U.S.; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop and commercialize new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; our ability to protect and enforce our intellectual property; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; the potential effects of changing macroeconomic conditions, including the effects of inflation, interest rate and foreign currency exchange rate fluctuations, and geopolitical conflict; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations or the divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; and our ability to retain and hire key personnel. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$708,655	$628,338	$2,045,443	$1,852,881

Operating expenses
Cost of sales (exclusive of amortization of acquired intangible assets)	196,070	168,526	556,019	482,383
Research and development	100,101	111,446	331,593	310,960
Sales and marketing	194,653	173,159	572,288	536,613
General and administrative	217,201	217,393	662,174	672,653
Amortization of acquired intangible assets	24,435	22,992	71,057	68,849
Impairment of long-lived assets	18,698	—	31,296	621
Total operating expenses	751,158	693,516	2,224,427	2,072,079

Other operating income	3,100	72,027	6,632	72,027
Income (loss) from operations	(39,403)	6,849	(172,352)	(147,171)

Other income (expense)
Investment income, net	11,582	2,065	29,596	7,383
Interest expense	(9,607)	(7,871)	(17,439)	(11,582)
Total other income (expense)	1,975	(5,806)	12,157	(4,199)

Net income (loss) before tax	(37,428)	1,043	(160,195)	(151,370)

Income tax expense	(808)	(249)	(4,077)	(3,013)

Net income (loss)	$(38,236)	$794	$(164,272)	$(154,383)

Net income (loss) per share—basic	$(0.21)	$0.00	$(0.89)	$(0.86)

Net income (loss) per share—diluted	$(0.21)	$0.00	$(0.89)	$(0.86)

Weighted average common shares outstanding—basic	184,795	180,649	183,823	179,817

Weighted average common shares outstanding—diluted	184,795	184,075	183,823	179,817

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$588,830	$605,378
Marketable securities	432,301	172,266
Accounts receivable, net	264,819	203,623
Inventory	136,987	127,475
Prepaid expenses and other current assets	110,180	85,627
Property, plant and equipment, net	690,332	698,354
Operating lease right-of-use assets	122,452	143,708
Goodwill	2,367,450	2,367,120
Intangible assets, net	1,864,399	1,890,396
Other long-term assets, net	170,821	177,387
Total assets	$6,748,571	$6,471,334

Liabilities and stockholders’ equity
Convertible notes, net, current portion	$249,038	$—
Current liabilities	474,624	514,701
Convertible notes, net, less current portion	2,319,490	2,314,276
Other long-term liabilities	332,213	335,982
Operating lease liabilities, less current portion	162,695	161,070
Total stockholders’ equity	3,210,511	3,145,305
Total liabilities and stockholders’ equity	$6,748,571	$6,471,334

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Reconciliation of Core Revenue
(Amounts in thousands)

	GAAP
	Three Months Ended September 30,
	2024	2023	% Change
Screening	$544,901	$472,013	15%
Precision Oncology	163,754	156,325	5%
Total	$708,655	$628,338	13%

	Non-GAAP
	Three Months Ended September 30,
	2024 (1)	2023 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$544,901	$472,013	15%	$—	$544,901	15%
Precision Oncology	162,819	154,451	5%	(810)	162,009	5%
Total	$707,720	$626,464	13%	$(810)	$706,910	13%

	GAAP
	Nine Months Ended September 30,
	2024	2023	% Change
Screening	$1,551,305	$1,377,995	13%
Precision Oncology	494,138	468,931	5%
COVID-19 Testing	—	5,955	(100)%
Total	$2,045,443	$1,852,881	10%

	Non-GAAP
	Nine Months Ended September 30,
	2024 (1)	2023 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$1,551,305	$1,377,995	13%	$—	$1,551,305	13%
Precision Oncology	486,518	462,725	5%	(672)	485,846	5%
Total	$2,037,823	$1,840,720	11%	$(672)	$2,037,151	11%

(1) Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate Score test, and the Resolution Bioscience acquisition.

(2) Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

(3) Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate Score test, the impact of foreign currency exchange rate fluctuations, and the Resolution Bioscience acquisition.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$708,655	$628,338	$2,045,443	$1,852,881
Cost of sales (exclusive of amortization of acquired intangible assets)	196,070	168,526	556,019	482,383
Amortization of acquired intangible assets (1)	21,100	20,781	63,300	62,216
Gross profit	$491,485	$439,031	$1,426,124	$1,308,282
Gross margin	69%	70%	70%	71%

Amortization of acquired intangible assets (1)	21,100	20,781	63,300	62,216
Non-GAAP gross profit	$512,585	$459,812	$1,489,424	$1,370,498
Non-GAAP gross margin	72%	73%	73%	74%

(1) Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of sales.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Adjusted EBITDA Reconciliations
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$(38,236)	$794	$(164,272)	$(154,383)
Interest expense (1)	9,607	7,871	17,439	11,582
Income tax expense	808	249	4,077	3,013
Investment income	(11,582)	(2,065)	(29,596)	(7,383)
Depreciation and amortization	54,771	52,254	161,712	152,436
Stock-based compensation (2)	57,219	72,089	197,143	204,752
Acquisition and integration costs (3)	5,310	(4,395)	2,836	(8,146)
Impairment of long-lived assets (4)	18,698	—	31,296	621
Gain on sale of asset and divestiture related costs (5)	(3,100)	(70,522)	(6,632)	(70,522)
Restructuring and business transformation (6)	8,736	—	11,671	907
License agreement termination (7)	—	—	25,843	—
Legal settlement (8)	(3,500)	—	(3,500)	36,186
Adjusted EBITDA	$98,731	$56,275	$248,017	$169,063
Adjusted EBITDA margin	14%	9%	12%	9%

Refer below the Reconciliations of U.S. GAAP to Non-GAAP Measures section for endnote descriptions.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Reconciliation of U.S. GAAP to Non-GAAP Measures
(Amounts in thousands)

	Three Months Ended September 30, 2024
	Cost of Sales (9)	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Amortization of acquired intangible assets	Impairment of Long-Lived Assets	Other Operating Income	Income (Loss) from Operations
Reported	$196,070	$100,101	$194,653	$217,201	$24,435	$18,698	$3,100	$(39,403)
Amortization of acquired intangible assets	—	—	—	—	(24,435)	—	—	24,435
Acquisition and integration costs (3)	—	—	—	(5,310)	—	—	—	5,310
Impairment of long-lived assets (4)	—	—	—	—	—	(18,698)	—	18,698
Gain on sale of asset and divestiture related costs (5)	—	—	—	—	—	—	(3,100)	(3,100)
Restructuring and business transformation (6)	—	(4,181)	—	(4,555)	—	—	—	8,736
Legal settlement (8)	—	—	—	3,500	—	—	—	(3,500)
Adjusted	$196,070	$95,920	$194,653	$210,836	$—	$—	$—	$11,176

	Nine Months Ended September 30, 2024
	Cost of Sales (9)	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Amortization of acquired intangible assets	Impairment of Long-Lived Assets	Other Operating Income	Income (Loss) from Operations
Reported	$556,019	$331,593	$572,288	$662,174	$71,057	$31,296	$6,632	$(172,352)
Amortization of acquired intangible assets	—	—	—	—	(71,057)	—	—	71,057
Acquisition and integration costs (3)	—	—	—	(2,836)	—	—	—	2,836
Impairment of long-lived assets (4)	—	—	—	—	—	(31,296)	—	31,296
Gain on sale of asset and divestiture related costs (5)	—	—	—	—	—	—	(6,632)	(6,632)
Restructuring and business transformation (6)	(200)	(6,574)	(222)	(4,675)	—	—	—	11,671
License agreement termination (7)	—	(25,843)	—	—	—	—	—	25,843
Legal settlement (8)	—	—	—	3,500	—	—	—	(3,500)
Adjusted	$555,819	$299,176	$572,066	$658,163	$—	$—	$—	$(39,781)

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Reconciliation of U.S. GAAP to Non-GAAP Measures
(Amounts in thousands)

	Three Months Ended September 30, 2023
	Cost of Sales (9)	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Amortization of acquired intangible assets	Impairment of Long-Lived Assets	Other Operating Income	Income (Loss) from Operations
Reported	$168,526	$111,446	$173,159	$217,393	$22,992	$—	$72,027	$6,849
Amortization of acquired intangible assets	—	—	—	—	(22,992)	—	—	22,992
Acquisition and integration costs (3)	—	(492)	—	4,887	—	—	—	(4,395)
Gain on sale of asset and divestiture related costs (5)	—	—	—	(1,505)	—	—	(72,027)	(70,522)
Adjusted	$168,526	$110,954	$173,159	$220,775	$—	$—	$—	$(45,076)

	Nine Months Ended September 30, 2023
	Cost of Sales (9)	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Amortization of acquired intangible assets	Impairment of Long-Lived Assets	Other Operating Income	Income (Loss) from Operations
Reported	$482,383	$310,960	$536,613	$672,653	$68,849	$621	$72,027	$(147,171)
Amortization of acquired intangible assets	—	—	—	—	(68,849)	—	—	68,849
Acquisition and integration costs (3)	—	(492)	—	8,638	—	—	—	(8,146)
Impairment of long-lived assets (4)	—	—	—	—	—	(621)	—	621
Gain on sale of asset and divestiture related costs (5)	—	—	—	(1,505)	—	—	(72,027)	(70,522)
Restructuring and business transformation (6)	—	(723)	—	(184)	—	—	—	907
Legal settlement (8)	—	—	—	(36,186)	—	—	—	36,186
Adjusted	$482,383	$309,745	$536,613	$643,416	$—	$—	$—	$(119,276)

(1) Interest expense includes net gains recorded of $10.3 million and $10.3 million for the nine months ended September 30, 2024 and September 30, 2023, respectively, from the settlement of convertible notes. The gains represent the difference between (i) the fair value of the consideration transferred and (ii) the sum of the carrying value of the debt at the time of the exchange.

(2) Represents stock-based compensation expense and 401(k) match expense. The Company matches a portion of Exact Sciences employees’ contributions annually in the form of the Company’s common stock.

(3) Represents acquisition and related integration costs incurred as a result of the Company’s business combinations. Acquisition costs represent legal and professional fees incurred to execute the transaction. There were no acquisition costs incurred for the three and nine months ended September 30, 2024 and there was an insignificant amount incurred for the three and nine months ended September 30, 2023 related to the acquisition of Resolution Bioscience, Inc. Integration related costs represent expenses incurred outside regular business operations, specifically relating to the integration of businesses acquired through a business combination. This includes any gain or loss on contingent consideration liabilities, severance and accelerated vesting of stock awards, and professional services. The remeasurement of the contingent consideration liabilities resulted in an expense of $5.3 million and a gain of $2.3 million for the three and nine months ended September 30, 2024, respectively. The remeasurement of the contingent consideration liabilities resulted in a gain of $8.4 million and $13.1 million for the three and nine months ended September 30, 2023, respectively. The Company also incurred severance costs and professional service fees which were not significant for the three and nine months ended September 30, 2024 and 2023. The majority of the professional service fees relate to the integration of information technology systems.

(4) Represents impairment charges on the Company’s long-lived assets. For the three and nine months ended September 30, 2024, the Company recorded impairment charges related to certain of our domestic facilities. For the nine months ended September 30, 2023, the Company recorded an insignificant impairment to building leases that were vacated during the year.

(5) Relates to the sale of the intellectual property and know-how related to the Company’s Oncotype DX Genomic Prostate Score® (“GPS”) test to MDxHealth SA (“MDxHealth”) in August 2022 and the subsequent Second Amendment to the Asset Purchase Agreement related to the sale in August 2023. For the three and nine months ended September 30, 2024, this represents the remeasurement of the associated contingent consideration. For the three and nine months ended September 30, 2023, this represents a gain of $3.1 million from additional cash and equity consideration received, a $68.9 million contingent consideration gain, and $1.5 million in legal and professional service fees.

(6) Includes costs associated with the Company's business transformation program intended to consolidate operations, achieve targeted cost reductions, and focus resources on its key strategic priorities. For the three and nine months ended September 30, 2024, this primarily includes severance costs and accelerated stock-based compensation expense related to the closure of domestic facilities and related consulting services. For the nine months ended September 30, 2023, this primarily includes accelerated stock-based compensation expense and severance costs related to the Company's international workforce.

(7) The Company terminated its license and sponsored research agreements with The Translational Genomics Research Institute related to its Targeted Digital Sequencing technology, which resulted in the recognition of termination related charges in the second quarter of 2024.

(8) The Company reached settlements with counterparties related to the Medicare Date of Service Rule Investigation and the Federal Anti-Kickback Statute and False Claims Act qui tam lawsuit.

(9) Represents Cost of sales (exclusive of amortization of acquired intangible assets) from the Company's condensed consolidated statement of operations.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$138,719	$24,361	$163,473	$86,570
Net cash provided by (used in) investing activities	(81,716)	(32,969)	(400,283)	116,446
Net cash provided by (used in) financing activities	(226)	92	221,375	149,729
Effects of exchange rate changes on cash and cash equivalents	1,873	(1,235)	427	(626)
Net increase (decrease) in cash, cash equivalents and restricted cash	58,650	(9,751)	(15,008)	352,119
Cash, cash equivalents and restricted cash, beginning of period	536,017	604,660	609,675	242,790
Cash, cash equivalents and restricted cash, end of period	$594,667	$594,909	$594,667	$594,909

Reconciliation of free cash flow:
Net cash provided by operating activities	$138,719	$24,361	$163,473	$86,570
Purchases of property, plant and equipment	(26,158)	(25,187)	(99,673)	(89,268)
Free cash flow	$112,561	$(826)	$63,800	$(2,698)